UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2012

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2012, the Board of Directors of RealNetworks, Inc. (the "Company") appointed John E. Cunningham, IV as a non-employee director. Following Mr. Cunningham’s appointment as a director, the Board consists of seven directors. The Board also appointed Mr. Cunningham to serve as a member of the Audit Committee of the Board.

Mr. Cunningham, age 54, has served as a director of Blucora, Inc. (formerly known as InfoSpace, Inc.), a provider of online solutions for consumers and businesses, since July 1998 and as the Chairman of Blucora’s Board of Directors since January 2011. Mr. Cunningham also served as Lead Independent Director of Blucora from February 2010 through December 2010. Mr. Cunningham has been a general partner of Clear Fir Partners, L.P., a venture capital investment partnership, since February 1998. Previously, he served as Chief Executive Officer of RealCom Office Communications Inc., a national telecom services company. From July 2006 to June 2008, he served as a board member of Citel Technologies, Inc., a telecommunications company, and also served as its non-executive Chairman from January 2004 to July 2006. Currently, Mr. Cunningham serves as a board member of AudienceScience, Inc. and Qliance, Inc. and as an advisor to Petra Growth Fund II.

Mr. Cunningham will be paid a retainer in the amount of $8,750 per quarter for his services as a director. Mr. Cunningham will also receive $1,000 for participation in each Board meeting and each meeting of a Board committee. Pursuant to the RealNetworks, Inc. 2007 Director Compensation Stock Plan, a sub-plan administered under the Company’s 2005 Stock Incentive Plan, as amended and restated (the "2005 Plan"), Mr. Cunningham may elect to receive all or a portion of the cash compensation payable to him in shares of RealNetworks common stock. Mr. Cunningham will also receive equity awards under the 2005 Plan on the third business day following each annual meeting of shareholders consisting of (i) nonqualified stock options to purchase 6,250 shares of RealNetworks common stock (the "Options") that, once vested, will remain exercisable for three years following a director’s separation from the Board or until the Options’ earlier expiration, and (ii) restricted stock units ("RSUs") valued at $45,000 on the grant date. The Options and RSUs will vest monthly in equal increments over a twelve month period following the award’s grant date, with the RSU share distribution date occurring on the first anniversary of the grant date. On July 12, 2012, Mr. Cunningham also received 1,563 Options and 1,428 RSUs, which awards are based on the number of completed months of service leading up to the expected date for the Company’s 2012 annual meeting of shareholders.

Item 7.01 Regulation FD Disclosure.

The Company’s press release dated July 16, 2012 announcing Mr. Cunningham’s appointment as a new member of the Company’s Board of Directors is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Description
No.

99.1 Press Release issued by RealNetworks, Inc. dated July 16, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

July 16, 2012	By:	/s/ Michael Parham

Name: Michael Parham
Title: Interim General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. dated July 16, 2012